Paul Hastings LLP

Twenty-Fourth Floor

55 Second Street

San Francisco, CA 94105-3441

telephone 415-856-7000

facsimile 415-856-7100

www.paulhastings.com

(415) 856-7007 davidhearth@paulhastings.com
April 27, 2012

VIA EDGAR

Matthews International Funds

dba Matthews Asia Funds

Four Embarcadero Center, Suite 550

San Francisco, California 94111

Re: Matthews International Funds - File Nos. 33-78960 and 811-08510

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the Registrant, as shown in Post-Effective Amendment No. 52 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ David A. Hearth

David A. Hearth

for PAUL HASTINGS LLP